Exhibit 23

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Canadian Derivatives Clearing Corporation

We consent to the use of our report dated February 1, 2024, on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as at December 31, 2023 and December 31, 2022, the related statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2023, and the related notes, which are included in the Post-Effective Amendment No. 12 to the Registration Statement on Form S-20 (File No. 333-184288) dated March 28, 2024 of Canadian Derivatives Clearing Corporation and to the reference to our firm under the heading “Experts” therein.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 28, 2024

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